Exhibit 99.1
Wyndham Worldwide Reports Strong Second Quarter 2007 Results
•	Double-Digit Top- and Bottom-Line Growth; Robust Performance Across All Three Businesses

•	Vacation Ownership Continues to Set Records With Sales Up 21%

•	Board of Directors Declares First Quarterly Dividend
PARSIPPANY, N.J. (August 1, 2007) — Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended June 30, 2007.
Financial information discussed in this press release include both GAAP and non-GAAP measures, which include or exclude certain items, or reflect pro forma adjustments, related to the Company’s spin-off effective July 31, 2006. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. Non-GAAP measures are indicated as “Adjusted.” A complete reconciliation of reported GAAP results to the comparable Adjusted information appears in the financial tables section of this press release.
SECOND QUARTER 2007 HIGHLIGHTS (as compared to second quarter 2006):
•	Revenues increased to over $1.1 billion, up 15%, with strong, organic growth across all businesses: Lodging, Vacation Exchange and Rentals, and Vacation Ownership

•	Net income for the second quarter of 2007 increased 28% to $96 million, or $0.52 per diluted share, compared to second quarter 2006 net income of $75 million, or $0.37 per diluted share

•	Vacation Ownership gross sales and revenues each surged 21%

•	Vacation Ownership tours increased 11% and volume per guest increased 12%

•	Comparable revenue per available room (RevPAR) increased 5.1% and system-wide RevPAR increased 3.7%

•	Hotel pipeline was over 100,000 rooms as of June 30, 2007

•	Average number of vacation exchange members increased 5%

•	Vacation rental transactions increased 5% and average net price per vacation rental increased 11%

•	The Board of Directors declared a dividend of $0.04 per share payable September 4, 2007 to shareholders of record as of August 13, 2007.
“In the one year since our spin-off, we have continued to drive strong results in all three of our businesses,” said Stephen P. Holmes, Wyndham Worldwide chairman and chief executive officer. “Leading the way again this quarter was our Vacation Ownership business, where performance continues to be phenomenal.
We continued to invest in and build momentum behind the Wyndham brand by re-flagging well-known hotels including locations in London and Puerto Rico, launching Wingate by Wyndham, and flying new Wyndham banners over some of our great vacation ownership resorts. Additionally, operating statistics for our Vacation Exchange and Rentals business (Group RCI) showed continued strength in the quarter.”
SECOND QUARTER 2007 OPERATING RESULTS
Revenues for the second quarter of 2007 were $1.1 billion, up 15% over the same period in 2006, reflecting strong organic growth across the businesses.
Net income for the second quarter of 2007 was $96 million or $0.52 diluted earnings per share, compared to $75 million or $0.37 diluted earnings per share for the second quarter of 2006.
Net income for the second quarter of 2007 includes $4 million after-tax of separation and related costs associated with Wyndham Worldwide’s spin-off from Cendant Corporation (now Avis Budget Group) and $11 million of an after-tax net benefit from the resolution of and adjustment to certain legacy items. Excluding these items, Adjusted net income for the second quarter of 2007 was $89 million, or $0.49 diluted earnings per share.
Second quarter of 2006 includes $3 million after-tax of separation and related costs and excludes $16 million after-tax of estimated incremental stand-alone costs (assuming Wyndham Worldwide had been a stand-alone, public company). Assuming these items, Adjusted net income for the second quarter of 2006 was $62 million, or $0.31 diluted earnings per share.
Second quarter of 2006 also includes $32 million ($22 million, after-tax) of expenses related to an accrual for local foreign taxes at our European vacation rental operations.
BUSINESS UNIT RESULTS
Lodging (Wyndham Hotel Group)
Revenues increased 6% to $186 million in the second quarter of 2007 compared with the second quarter of 2006, primarily reflecting RevPAR gains.
Comparable RevPAR increased 5.1% in the second quarter of 2007 and system-wide RevPAR increased 3.7% from the prior year period.
The Wyndham brand comparison was affected by the expected attrition of certain properties. Excluding these properties, the majority of which have left the system, RevPAR for the Wyndham Hotels and Resorts brand was up 9.9%.
Lodging EBITDA grew 11% to $59 million compared to the second quarter of 2006, reflecting strong fundamentals and timing of marketing spend.
As of June 30, 2007, the Company’s hotel system consisted of 541,700 rooms and 6,460 properties with a development pipeline of over 100,000 rooms and approximately 900 hotels, of which 46% were new construction and 25% were international.
Vacation Exchange and Rentals (Group RCI)
Revenues increased 10% to $288 million in the second quarter of 2007 compared with the second quarter of 2006, reflecting continued momentum in both vacation exchange and vacation rentals as well as favorable currency translations.
Vacation exchange revenues were $116 million, a 7% increase compared to the second quarter of 2006. The average number of members increased 5% and annual dues and exchange revenue per member increased 2% from the second quarter of 2006.

Vacation rentals revenues were $136 million, a 17% increase compared to the second quarter of 2006, reflecting a 5% increase in vacation rental transactions and an 11% increase in the average net price per rental. Bookings and arrivals at Novasol and Landal GreenParks were strong as a result of enhanced marketing programs, supporting an expansion strategy to provide consumers with broader inventories and more destinations, as well as improved local economies.
Other ancillary revenues generated primarily from additional products and services provided to affiliates and members were $36 million in the second quarter of 2007, relatively flat to last year.
Second quarter of 2007 EBITDA was $49 million compared to second quarter of 2006 EBITDA of $32 million, which included a $21 million charge related to an accrual for local foreign taxes at our European vacation rental operations and $1 million of separation and related costs. Second quarter 2007 EBITDA included higher cost of sales on increased rentals and incremental expenses in operational infrastructures, including technology and call center costs to support higher volumes, as well as a reduction in results of $6 million related to certain Asia Pacific consulting relationships.
Compared to the second quarter of 2006, currency translations increased revenues by $10 million, principally rental related, and increased expenses by $9 million, resulting in a $1 million lift to EBITDA.
Vacation Ownership (Wyndham Vacation Ownership)
Revenues increased 21% to $629 million in the second quarter of 2007 compared with the second quarter of 2006 reflecting continued success in marketing and sales.
Gross Vacation Ownership Interest sales were $523 million for the second quarter of 2007, up 21% compared to the second quarter of 2006, driven by marketing efforts resulting in an 11% growth in tour flow and a 12% increase in volume per guest from strong performance by our sales force and continued strength in transaction pricing.
Consumer finance revenues increased 26% for the second quarter of 2007 compared to the second quarter of 2006 reflecting continued Vacation Ownership sales growth.
EBITDA for the second quarter of 2007 was $100 million. Excluding separation and related costs of $5 million, Adjusted EBITDA for the second quarter of 2007 was $105 million, increasing 22% from the second quarter of 2006, excluding $2 million from separation and related costs during that period. This EBITDA growth is consistent with the growth in Vacation Ownership sales.
As previously announced, the Company successfully completed a $600 million vacation ownership receivables securitization during the second quarter of 2007.
Other Items
Interest expense for the second quarter of 2007 was $18 million, a decrease of $5 million from the second quarter of 2006. This decrease is primarily due to interest related to a foreign tax accrual of $11 million in the second quarter of 2006, partially offset by higher rates and higher average borrowings due to differences in the Company’s capital structure since the spin-off. Interest income for the quarter was $2 million compared to $12 million in 2006, principally due to differences in the Company’s capital structure since the spin-off. Depreciation and amortization rose $5 million to $41 million.

Balance Sheet Information as of June 30, 2007:
•	Cash and cash equivalents of approximately $250 million compared to approximately $270 million at December 31, 2006

•	Vacation ownership and other inventory of approximately $1.1 billion compared to approximately $955 million at December 31, 2006

•	Vacation ownership contract receivables, net, of $2.6 billion compared to $2.4 billion at December 31, 2006

•	Securitized vacation ownership debt of $1.8 billion compared to $1.5 billion at December 31, 2006

•	Other debt of $1.6 billion, compared to $1.4 billion at December 31, 2006
A schedule of debt is included in the financial tables section of this press release.
Share Repurchase
The Company repurchased 6.5 million shares of stock during the second quarter of 2007 at an average price of $36.10. The Company has substantially completed its program announced February 13, 2007, repurchasing a total of 11.7 million shares at an average price of $35.26.
Dividend
The Board of Directors declared a dividend of $0.04 per share payable September 4, 2007 to shareholders of record as of August 13, 2007.
Outlook and Guidance Increase
Wyndham Worldwide updates full year 2007 guidance as follows:
•	Revenues of $4,340 – $4,480 million

•	Adjusted EBITDA of $845 – $860 million, excluding separation and related costs of $10 – $20 million ($6 – $12 million, after-tax), as well as legacy matters

•	Full year depreciation and amortization expense of $160 – $170 million

•	Interest expense of $65 – $75 million

•	Effective tax rate of 38%, excluding separation and related costs, as well as legacy matters

•	Adjusted net income of $372 – $392 million, excluding separation and related costs, as well as legacy matters

•	Full year Adjusted EPS of $2.02 – $2.13, excluding separation and related costs, as well as legacy matters, based on weighted average shares of approximately 184 million

•	Third quarter Adjusted EPS of $0.70 – $0.73, excluding separation and related costs, as well as legacy matters, based on weighted average shares of approximately 184 million
“I am extremely proud of our results and accomplishments this year, which reflect the talent, dedication, and enthusiasm of our employees around the world. Their efforts have fostered an industry leading brand portfolio and built valued relationships with franchisees and developers. We offer the right products, brands and geographic distribution to capture the strength in worldwide leisure travel and deliver value to consumers around the globe. We look forward to continued success,” concluded Holmes.
Conference Call Information
Wyndham Worldwide Corporation will provide a webcast of its conference call to discuss the Company’s second quarter 2007 financial results on Wednesday, August 1 at 9 a.m. EDT. Listeners may access the webcast live through the Company’s Web site at www.wyndhamworldwide.com/investors/. An archive of this webcast will be available at the Web site for approximately 90 days beginning at noon EST on August 1. The conference call also may be accessed by dialing (517) 308-9108 and providing the pass code

“Wyndham.” Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available at (402) 220-3502 beginning at noon EDT on August 1 until 4 p.m. EST on August 6.
About Wyndham Worldwide
As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Hotel Group encompasses almost 6,500 franchised hotels and almost 542,000 hotel rooms worldwide. Group RCI offers its more than 3.4 million members access to over 60,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of approximately 140 vacation ownership resorts serving over 800,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs more than 30,000 employees globally.
For more information about Wyndham Worldwide, please visit the Company’s web site at www.wyndhamworldwide.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to trends for the Company’s revenues, earnings and related financial and operating measures, the number of hotels and resorts the Company intends to add in future periods, debt levels, share repurchases and dividends.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward looking statements include general economic conditions, the economic environment for the hospitality industry, the impact of war and terrorist activity, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those in the Company’s Annual Report on Form 10-K, filed with the SEC on March 7, 2007. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.
It is not practical to provide a reconciliation of forecasted Adjusted EBITDA for the full year 2007 to the most directly comparable GAAP measure, net income, because certain items cannot be reasonably estimated or predicted at this time. Any of those items could be significant to our financial results.
# # #

Investor contact:	Press contact:

Margo C. Happer	Betsy O’Rourke
Senior Vice President, Investor Relations	Senior Vice President, Marketing and Communications
Wyndham Worldwide Corporation	Wyndham Worldwide Corporation
(973) 753-6472	(973) 753-7422
Margo.Happer@wyndhamworldwide.com	Betsy.O’Rourke@wyndhamworldwide.com

Table 1
Wyndham Worldwide Corporation
OPERATING RESULTS OF REPORTABLE SEGMENTS
(In millions)
In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA,” which is defined as net income before depreciation and amortization, interest expense (excluding interest on securitized vacation ownership debt), income taxes and cumulative effect of accounting change, net of tax, each of which is presented on the Company’s Consolidated and Combined Statements of Income. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.
The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income for the three and six months ended June 30, 2007 and 2006:

	Three Months Ended June 30,
	2007		2006
	Net Revenues	EBITDA (c)	Net Revenues	EBITDA (c)
Lodging	$186	$59	$176	$53
Vacation Exchange and Rentals	288	49	261	32
Vacation Ownership	629	100	518	84

Total Reportable Segments	1,103	208	955	169
Corporate and Other (a) (b)	(3)	3	—	(3)

Total Company	$1,100	$211	$955	$166

Reconciliation of EBITDA to Net Income

EBITDA		$211		$166
Depreciation and amortization		41		36
Interest expense		18		23
Interest income		(2)		(12)

Income before income taxes		154		119
Provision for income taxes		58		44

Net income		$96		$75

	Six Months Ended June 30,
	2007		2006
	Net Revenues	EBITDA (d)	Net Revenues	EBITDA (d)
Lodging	$338	$104	$320	$94
Vacation Exchange and Rentals	601	134	543	109
Vacation Ownership	1,178	162	963	148

Total Reportable Segments	2,117	400	1,826	351
Corporate and Other (a) (b)	(5)	2	(1)	(3)

Total Company	$2,112	$402	$1,825	$348

Reconciliation of EBITDA to Net Income

EBITDA		$402		$348
Depreciation and amortization		79		70
Interest expense		35		33
Interest income		(5)		(24)

Income before income taxes		293		269
Provision for income taxes		111		101

Income before cumulative effect of accounting change		182		168
Cumulative effect of accounting change, net of tax		—		(65)

Net income		$182		$103

(a)	Includes the elimination of transactions between segments; excludes incremental stand alone company costs during the three and six months ended June 30, 2006.

(b)	Includes $17 million and $30 million of a net benefit related to the resolution of and adjustment to certain contingent liabilities and assets during the three and six months ended June 30, 2007, respectively.

(c)	Includes separation and related costs of $5 million and $2 million for Vacation Ownership and Corporate and Other, respectively, during the three months ended June 30, 2007 and $1 million, $2 million and $2 million for Vacation Exchange and Rentals, Vacation Ownership and Corporate and Other, respectively, during the three months ended June 30, 2006.

(d)	Includes separation and related costs of $8 million and $5 million for Vacation Ownership and Corporate and Other, respectively, during the six months ended June 30, 2007 and $2 million, $2 million and $4 million for Vacation Exchange and Rentals, Vacation Ownership and Corporate and Other, respectively, during the six months ended June 30, 2006.

Table 2
Wyndham Worldwide Corporation
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net revenues
Vacation ownership interest sales	$443	$377	$816	$685
Service fees and membership	387	341	790	696
Franchise fees	137	134	251	243
Consumer financing	88	70	169	135
Other	45	33	86	66

Net revenues	1,100	955	2,112	1,825

Expenses
Operating	447	369	853	700
Cost of vacation ownership interests	104	80	195	147
Marketing and reservation	207	194	404	368
General and administrative (a)	124	141	245	254
Separation and related costs (b)	7	5	13	8
Depreciation and amortization	41	36	79	70

Total expenses	930	825	1,789	1,547

Operating income	170	130	323	278
Interest expense	18	23	35	33
Interest income	(2)	(12)	(5)	(24)

Income before income taxes	154	119	293	269
Provision for income taxes	58	44	111	101

Income before cumulative effect of accounting change	96	75	182	168
Cumulative effect of accounting change, net of tax (c)	—	—	—	(65)

Net income	$96	$75	$182	$103

Earnings per share (d)
Basic
Income before cumulative effect of accounting change	$0.53	$0.37	$0.98	$0.84
Cumulative effect of accounting change, net of tax	—	—	—	(0.32)

Net income	$0.53	$0.37	$0.98	$0.51

Diluted
Income before cumulative effect of accounting change	$0.52	$0.37	$0.98	$0.84
Cumulative effect of accounting change, net of tax	—	—	—	(0.32)

Net income	$0.52	$0.37	$0.98	$0.51

Weighted average shares outstanding
Basic	181	200	185	200
Diluted	183	200	186	200

(a)	Includes $17 million and $30 million of a net benefit related to the resolution of and adjustment to certain contingent liabilities and assets during the three and six months ended June 30, 2007, respectively.

(b)	Represents costs that the Company incurred in connection with the execution of its separation from its former parent, Cendant (now Avis Budget Group, Inc.). Such amounts, net of tax, were $4 million and $3 million during the three months ended June 30, 2007 and 2006, respectively, and $8 million and $4 million during the six months ended June 30, 2007 and 2006, respectively.

(c)	Represents non-cash charges to reflect the cumulative effect of adopting Statement of Financial Accounting Standards No. 152, “Accounting for Real Estate Time-Sharing Transactions,” on January 1, 2006.

(d)	Amounts may not foot down due to rounding.

Table 3
(1 of 2)
Wyndham Worldwide Corporation
OPERATING STATISTICS

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Weighted Average Rooms Available	2007	529,700	530,700	N/A	N/A	N/A
	2006	520,600	531,000	529,200	529,900	527,700
	2005	517,400	512,000	511,500	535,100	519,000
	2004	512,000	510,700	507,300	503,000	508,200

Number of Properties (b)	2007	6,450	6,460	N/A	N/A	N/A
	2006	6,300	6,440	6,420	6,470	N/A
	2005	6,400	6,380	6,350	6,350	N/A
	2004	6,380	6,390	6,350	6,400	N/A

RevPAR	2007	$31.35	$38.35	N/A	N/A	N/A
	2006	$30.45	$36.97	$40.82	$31.41	$34.95
	2005	$25.53	$31.91	$36.86	$29.72	$31.00
	2004	$22.50	$29.08	$34.04	$24.53	$27.55

Royalty, Marketing and Reservation Revenue (in 000s)	2007	$105,426	$129,453	N/A	N/A	N/A
	2006	$102,741	$125,409	$138,383	$104,505	$471,039
	2005	$84,704	$104,281	$119,829	$99,804	$408,620
	2004	$77,830	$97,959	$112,765	$82,502	$371,058

Vacation Exchange and Rentals
Average Number of Members (in 000s)	2007	3,474	3,506	N/A	N/A	N/A
	2006	3,292	3,327	3,374	3,429	3,356
	2005	3,148	3,185	3,233	3,271	3,209
	2004	2,995	3,031	3,074	3,116	3,054

Annual Dues and Exchange Revenue Per Member	2007	$155.60	$132.33	N/A	N/A	N/A
	2006	$152.10	$130.37	$132.31	$128.13	$135.62
	2005	$159.12	$134.98	$125.64	$124.05	$135.76
	2004	$159.55	$132.51	$123.55	$124.43	$134.82

Vacation Rental Transactions (in 000s)	2007	398	326	N/A	N/A	N/A
	2006	385	310	356	293	1,344
	2005	367	311	344	278	1,300
	2004	309	246	295	253	1,104

Average Net Price Per Vacation Rental	2007	$349.73	$415.71	N/A	N/A	N/A
	2006	$312.51	$374.91	$442.75	$356.16	$370.93
	2005	$331.37	$363.14	$412.66	$325.62	$359.27
	2004	$279.46	$333.76	$368.79	$337.42	$328.77
Vacation Ownership
Gross Vacation Ownership Interest Sales (in 000s)	2007	$430,000	$523,000	N/A	N/A	N/A
	2006	$357,000	$434,000	$482,000	$469,000	$1,743,000
	2005	$281,000	$354,000	$401,000	$360,000	$1,396,000
	2004	$274,000	$315,000	$361,000	$304,000	$1,254,000

Tours	2007	240,000	304,000	N/A	N/A	N/A
	2006	208,000	273,000	312,000	254,000	1,046,000
	2005	195,000	250,000	272,000	217,000	934,000
	2004	181,000	227,000	246,000	205,000	859,000

Volume Per Guest (VPG)	2007	$1,607	$1,596	N/A	N/A	N/A
	2006	$1,475	$1,426	$1,434	$1,623	$1,486
	2005	$1,349	$1,284	$1,349	$1,507	$1,368
	2004	$1,303	$1,253	$1,273	$1,327	$1,287

Note: Full year amounts may not foot across due to rounding.

(a)	Quarterly drivers in the Lodging segment include the acquisitions of Ramada International (December 2004), Wyndham Hotels and Resorts (October 2005) and Baymont Inn & Suites (April 2006) from their acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(b)	Numbers include unmanaged, affiliated and managed, non-proprietary hotels from the fourth quarter of 2006 forward.

Table 3
(2 of 2)
Wyndham Worldwide Corporation
OPERATING STATISTICS
GLOSSARY OF TERMS
Lodging
Weighted Average Rooms Available: Represents the weighted average number of hotel rooms available for rental during the period.
Number of Properties: Represents the number of lodging properties under franchise and/or management agreements at the end of the period.
Number of Rooms: Represents the number of rooms at lodging properties under franchise and/or management agreements at the end of the period.
Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.
Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.
RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR.
Royalty, Marketing and Reservation Revenue: Royalty, marketing and reservation revenue are typically based on a percentage of the gross room revenues of each franchised hotel. Royalty revenue is generally a fee charged to each franchised hotel for the use of one of our trade names, while marketing and reservation revenue are fees that we collect and are contractually obligated to spend to support marketing and reservation activities.
Vacation Exchange and Rentals
Average Number of Members: Represents members in our vacation exchange programs who pay annual membership dues. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related products and services.
Annual Dues and Exchange Revenue Per Member: Represents total revenues from annual membership dues and exchange fees generated for the period divided by the average number of vacation exchange members during the year.
Vacation Rental Transactions: Represents the gross number of transactions that are generated in connection with customers booking their vacation rental stays through us. In our European vacation rentals businesses, one rental transaction is recorded each time a standard one-week rental is booked; however, in the United States, one rental transaction is recorded each time a vacation rental stay is booked, regardless of whether it is less than or more than one week.
Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers divided by the number of rental transactions.
Vacation Ownership
Gross Vacation Ownership Interest Sales: Represents gross sales of vacation ownership interests (including tele-sales upgrades, which are a component of upgrade sales) before deferred sales and loan loss provisions.
Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.
Volume per Guest (VPG): Represents revenue per guest and is calculated by dividing the gross vacation ownership interest sales, excluding tele-sales upgrades, which are a component of upgrade sales, by the number of tours.

Table 4
Wyndham Worldwide Corporation
SCHEDULE OF DEBT
(In millions)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2007	2007	2006	2006	2006
Securitized vacation ownership debt
Term notes	$1,322	$887	$838	$967	$575
Bank conduit facility (a)	491	826	625	371	653

Securitized vacation ownership debt (b)	1,813	1,713	1,463	1,338	1,228
Less: Current portion of securitized vacation ownership debt	242	231	178	213	210

Long-term securitized vacation ownership debt	$1,571	$1,482	$1,285	$1,125	$1,018

Debt:
6.00% Senior unsecured notes (due December 2016) (c)	$797	$796	$796	$—	$—
Revolving credit facility (due July 2011) (d)	215	48	—	150	—
Interim loan facility (due July 2007)	—	—	—	350	—
Term loan (due July 2011)	300	300	300	300	—
Vacation ownership asset-linked facility (e)	—	—	—	—	600
Bank borrowings:
Vacation ownership	130	112	103	113	111
Vacation rentals (f)	—	—	73	70	70
Vacation rentals capital leases	147	147	148	144	145
Other	14	16	17	37	35

Total debt	1,603	1,419	1,437	1,164	961
Less: Current portion of debt	140	123	115	143	207

Long-term debt	$1,463	$1,296	$1,322	$1,021	$754

(a)	This 364-day vacation ownership bank conduit facility was renewed and upsized to $1,000 million on November 13, 2006. The borrowings under this facility have a maturity date of December 2009.

(b)	This debt is collateralized by $2,288 million, $2,198 million, $1,844 million, $1,718 million and $1,624 million of underlying vacation ownership contract receivables and related assets at June 30, 2007, March 31, 2007, December 31, 2006, September 30, 2006 and June 30, 2006, respectively.

(c)	These notes represent $800 million aggregate principal less $3 million of original issue discount.

(d)	The Company’s revolving credit facility has a borrowing capacity of $900 million. At June 30, 2007, the Company has $42 million of outstanding letters of credit and a remaining borrowing capacity of $643 million.

(e)	The Company provided $600 million to its former parent, Cendant (now Avis Budget Group, Inc.) to repay this facility in July 2006.

(f)	The borrowings under this facility were repaid on January 31, 2007.

Table 5
Wyndham Worldwide Corporation
HOTEL BRAND SYSTEMS DETAILS

	June 30, 2007
					Average
					Revenue Per
	Number of		Average	Average Daily	Available Room
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)
Wyndham Hotels and Resorts	75	19,945	62.7%	$118.17	$74.06
Wingate Inn	154	14,172	69.9%	$91.30	$63.84
Ramada	859	105,299	57.8%	$78.11	$45.12
Baymont	169	14,986	55.4%	$69.77	$38.63
AmeriHost Inn	54	3,673	49.7%	$67.16	$33.35
Days Inn	1,862	150,984	56.3%	$62.63	$35.24
Super 8	2,054	126,450	59.1%	$58.17	$34.39
Howard Johnson	468	44,667	50.7%	$65.05	$32.99
Travelodge	496	37,284	51.4%	$66.25	$34.04
Knights Inn	252	18,019	43.3%	$43.75	$18.93
Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	19	6,197	N/A	N/A	N/A

Total	6,462	541,676	56.5%	$67.86	$38.35

	June 30, 2006
					Average
					Revenue Per
	Number of		Average	Average Daily	Available Room
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)
Wyndham Hotels and Resorts	87	23,959	70.5%	$109.55	$77.19
Wingate Inn	148	13,665	69.2%	$83.95	$58.13
Ramada	892	107,735	56.8%	$72.86	$41.35
Baymont	130	11,649	58.5%	$64.52	$37.76
AmeriHost Inn	110	7,693	56.9%	$61.25	$34.85
Days Inn	1,850	150,162	54.9%	$60.57	$33.23
Super 8	2,038	124,247	58.8%	$55.41	$32.56
Howard Johnson	463	42,947	49.2%	$66.30	$32.64
Travelodge	500	37,132	52.7%	$62.54	$32.96
Knights Inn	223	16,713	45.1%	$40.33	$18.18

Total	6,441	535,902	56.4%	$65.50	$36.97

NOTE: A glossary of terms is included in Table 3 (2 of 2).

(*)	Represents 1) affiliated properties for which we receive a fee for reservation services provided and 2) properties managed under the CHI Limited joint venture. These properties are not branded; as such, certain operating statistics (such as average occupancy rate, ADR and RevPAR) are not relevant. Twelve of the managed properties are scheduled to be branded or cobranded as either Wyndham or Ramada during 2007 and 2008.

Table 6
(1 of 2)
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	March 31, 2007	June 30, 2007	June 30, 2007
Reported EBITDA	$192	$211	$402
Separation and related costs (a)	6	7	13
Resolution of and adjustment to contingent liabilities and assets (b)	(13)	(17)	(30)

Adjusted EBITDA	$185	$201	$385

Reported PreTax Income	$139	$154	$293
Separation and related costs (a)	6	7	13
Resolution of and adjustment to contingent liabilities and assets (b)	(13)	(17)	(30)

Adjusted PreTax Income	$132	$144	$276

Reported Tax Provision	$(53)	$(58)	$(111)
Separation and related costs (c)	(2)	(3)	(5)
Resolution of and adjustment to contingent liabilities and assets (c)	4	6	10

Adjusted Tax Provision	$(51)	$(55)	$(106)

Reported Net Income	$86	$96	$182
Separation and related costs	4	4	8
Resolution of and adjustment to contingent liabilities and assets	(9)	(11)	(20)

Adjusted Net Income	$81	$89	$170

Reported Diluted EPS	$0.45	$0.52	$0.98
Separation and related costs	0.02	0.02	0.04
Resolution of and adjustment to contingent liabilities and assets	(0.05)	(0.06)	(0.10)

Adjusted Diluted EPS	$0.43	$0.49	$0.91

Diluted Shares	190	183	186

Note: Amounts may not foot due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant (now Avis Budget Group).

(b)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Relates to the tax effect of the adjustments.

Table 6
(2 of 2)
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	March 31, 2006	June 30, 2006	June 30, 2006
Reported EBITDA	$182	$166	$348
Separation and related costs (a)	3	5	8
Incremental stand-alone costs (b)	(13)	(13)	(26)

Adjusted EBITDA	$172	$158	$330

Reported Depreciation and Amortization	$(34)	$(36)	$(70)
Incremental stand-alone costs (b)	(1)	(1)	(2)

Adjusted Depreciation and Amortization	$(35)	$(37)	$(72)

Reported Interest Income/(Expense), Net	2	$(11)	$(9)
Incremental stand-alone costs (b)	$(12)	(12)	(24)

Adjusted Interest Expense, Net	$(10)	$(23)	$(33)

Reported PreTax Income	$150	$119	$269
Separation and related costs (a)	3	5	8
Incremental stand-alone costs (b)	(26)	(26)	(52)

Adjusted PreTax Income	$127	$98	$225

Reported Tax Provision	$(57)	$(44)	$(101)
Separation and related costs (c)	(2)	(2)	(4)
Incremental stand-alone costs (c)	10	10	20

Adjusted Tax Provision	$(49)	$(36)	$(85)

Reported Net Income	$28	$75	$103
Cumulative effect of SFAS No. 152 (d)	65	—	65

Reported Income before Cumulative Effect of SFAS No. 152	93	75	168

Separation and related costs	1	3	4
Incremental stand-alone costs	(16)	(16)	(32)

Adjusted Net Income	$78	$62	$140

Reported Diluted EPS	$0.14	$0.37	$0.51
Cumulative effect of SFAS No. 152	0.32	—	0.32

Reported Income before Cumulative Effect of SFAS No. 152	0.46	0.37	0.84

Separation and related costs	0.00	0.01	0.02
Incremental stand-alone costs	(0.08)	(0.08)	(0.16)

Adjusted Diluted EPS	$0.39	$0.31	$0.70

Diluted Shares (e)	200	200	200

Note: Amounts may not foot due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant (now Avis Budget Group).

(b)	Represents the Company’s estimate of incremental stand-alone corporate costs, depreciation and amortization and interest expense associated with corporate debt that the Company would have incurred in 2006 if it was a separate stand-alone company.

(c)	Relates to the tax effect of the adjustments.

(d)	Represents non-cash charges to reflect the cumulative effect of adopting Statement of Financial Accounting Standards No. 152, ''Accounting for Real Estate Time-Sharing Transactions,’’ on January 1, 2006.

(e)	On July 31, 2006, the Separation from Cendant was completed in a tax-free distribution to the Company’s stockholders of one share of Wyndham common stock for every five shares of Cendant common stock held on July 21, 2006. As a result, on July 31, 2006, the Company had 200 million shares of common stock outstanding. This share amount is being utilized for the calculation of diluted earnings per share for all periods presented prior to the date of Separation.

Table 7
(1 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended June 30, 2007
		Separation and		Legacy and
		Related		Other
	As Reported	Adjustments		Adjustments		As Adjusted
Net revenues
Vacation ownership interest sales	$443					$443
Service fees and membership	387					387
Franchise fees	137					137
Consumer financing	88					88
Other	45					45

Net revenues	1,100	—		—		1,100

Expenses
Operating	447					447
Cost of vacation ownership interests	104					104
Marketing and reservation	207					207
General and administrative	124			17	(b)	141
Separation and related costs	7	(7	)(a)			—
Depreciation and amortization	41					41

Total expenses	930	(7)		17		940

Operating income	170	7		(17)		160
Interest expense	18					18
Interest income	(2)					(2)

Income before income taxes	154	7		(17)		144
Provision for income taxes	58	3	(c)	(6	)(c)	55

Net income	$96	$4		$(11)		$89

Earnings per share
Basic	$0.53	$0.02		$(0.06)		$0.49
Diluted	0.52	0.02		(0.06)		0.49

Weighted average shares outstanding
Basic	$181	181		181		181
Diluted	183	183		183		183

Note: EPS amounts may not foot across due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant.

(b)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Relates to the tax effect of the adjustments.

Table 7
(2 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Six Months Ended June 30, 2007
		Separation and		Legacy and
		Related		Other
	As Reported	Adjustments		Adjustments		As Adjusted
Net revenues
Vacation ownership interest sales	$816					$816
Service fees and membership	790					790
Franchise fees	251					251
Consumer financing	169					169
Other	86					86

Net revenues	2,112	—		—		2,112

Expenses
Operating	853					853
Cost of vacation ownership interests	195					195
Marketing and reservation	404					404
General and administrative	245			30	(b)	275
Separation and related costs	13	(13	)(a)			—
Depreciation and amortization	79					79

Total expenses	1,789	(13)		30		1,806

Operating income	323	13		(30)		306
Interest expense	35					35
Interest income	(5)					(5)

Income before income taxes	293	13		(30)		276
Provision for income taxes	111	5	(c)	(10	)(c)	106

Net income	$182	$8		$(20)		$170

Earnings per share
Basic	$0.98	$0.04		$(0.11)		$0.92
Diluted	0.98	0.04		(0.10)		0.91

Weighted average shares outstanding
Basic	185	185		185		185
Diluted	186	186		186		186

Note: EPS amounts may not foot across due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant.

(b)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Relates to the tax effect of the adjustments.

Table 7
(3 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended June 30, 2006
		Separation and		Stand-Alone
		Related		Company
	As Reported	Adjustments		Adjustments		As Adjusted
Net revenues
Vacation ownership interest sales	$377					$377
Service fees and membership	341					341
Franchise fees	134					134
Consumer financing	70					70
Other	33					33

Net revenues	955	—		—		955

Expenses
Operating	369					369
Cost of vacation ownership interests	80					80
Marketing and reservation	194					194
General and administrative	141			13	(b)	154
Separation and related costs	5	(5	)(a)			—
Depreciation and amortization	36			1	(b)	37

Total expenses	825	(5)		14		834

Operating income	130	5		(14)		121
Interest expense	23			12	(b)	35
Interest income	(12)					(12)

Income before income taxes	119	5		(26)		98
Provision for income taxes	44	2	(c)	(10	)(c)	36

Net income	$75	$3		$(16)		$62

Earnings per share
Basic	$0.37	$0.01		$(0.08)		$0.31
Diluted	0.37	0.01		(0.08)		0.31

Weighted average shares outstanding
Basic	200	200		200		200
Diluted	200	200		200		200

Note: EPS amounts may not foot across due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant.

(b)	Represents the Company’s estimate of incremental stand-alone corporate costs, depreciation and amortization and interest expense associated with corporate debt that the Company would have incurred if it was a separate stand-alone company.

(c)	Relates to the tax effect of the adjustments.

Table 7
(4 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Six Months Ended June 30, 2006
		Separation and		Legacy and		Stand-Alone
		Related		Other		Company
	As Reported	Adjustments		Adjustments		Adjustments		As Adjusted
Net revenues
Vacation ownership interest sales	$685							$685
Service fees and membership	696							696
Franchise fees	243							243
Consumer financing	135							135
Other	66							66

Net revenues	1,825	—		—		—		1,825

Expenses
Operating	700							700
Cost of vacation ownership interests	147							147
Marketing and reservation	368							368
General and administrative	254					26	(b)	280
Separation and related costs	8	(8	)(a)					—
Depreciation and amortization	70					2	(b)	72

Total expenses	1,547	(8)		—		28		1,567

Operating income	278	8		—		(28)		258
Interest expense	33					24	(b)	57
Interest income	(24)							(24)

Income before income taxes	269	8		—		(52)		225
Provision for income taxes	101	4	(c)	—		(20	)(c)	85

Income before cumulative effect of accounting change	168	4		—		(32)		140
Cumulative effect of accounting change	(65)			65	(d)			—

Net income	$103	$4		$65		$(32)		$140

Earnings per share
Basic
Income before cumulative effect of accounting change	$0.84	$0.02		$—		$(0.16)		$0.70
Cumulative effect of accounting change	(0.32)	—		0.32		—		—

Net income	$0.51	$0.02		$0.32		$(0.16)		$0.70

Diluted
Income before cumulative effect of accounting change	$0.84	$0.02		$—		$(0.16)		$0.70
Cumulative effect of accounting change	(0.32)	—		0.32		—		—

Net income	$0.51	$0.02		$0.32		$(0.16)		$0.70

Weighted average shares outstanding
Basic	200	200		200		200		200
Diluted	200	200		200		200		200

Note: EPS amounts may not foot across due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant.

(b)	Represents the Company’s estimate of incremental stand-alone corporate costs, depreciation and amortization and interest expense associated with corporate debt that the Company would have incurred if it was a separate stand-alone company.

(c)	Relates to the tax effect of the adjustments.

(d)	Represents non-cash charges to reflect the cumulative effect of adopting Statement of Financial Accounting Standards No. 152, ''Accounting for Real Estate Time-Sharing Transactions,’’ on January 1, 2006.